EX-1.1 SHARE EXCHANGE AGREEMENT

                                                             EXECUTION COPY


                         SHARE EXCHANGE AGREEMENT

     THIS SHARE EXCHANGE AGREEMENT, dated as of December 18, 2000, is by and among Shopps.com, Inc., a Utah corporation (the "Company"), AccessTel, Inc., a Delaware corporation ("AccessTel"), and the shareholders of AccessTel listed on Schedule I hereto (the "Sellers") with reference to the following:

                           W I T N E S S E T H:

     A. The Sellers own 100% of the shares of common stock of AccessTel in the denominations as set forth opposite their respective names on
SCHEDULE I to this Agreement which shares constitute all of the issued and outstanding shares of capital stock of AccessTel (the "AccessTel Shares").

     B. The Company desires to acquire from the Sellers, and the Sellers desire to sell to the Company all of the AccessTel Shares in exchange for the issuance by the Company of an aggregate of 36,100,540 shares (the "Company Shares") of the Company's common stock, par value $.001 per share (the "Company Common Stock"), on the terms and conditions set forth below.

     C. The Company currently has 8,997,160 shares of Company Common Stock issued and outstanding subject to the following:

          (a) 3,600,000 outstanding Shares of Company Common Stock are subject to stop transfer restrictions (the "Transfer Restricted Shares"). The Transfer Restricted Shares shall not be included in the total number of shares outstanding for purposes of calculating the number shares issuable to AccessTel at the Closing;

          (b) 1,000,000 shares to be issued upon conversion of the Company's Series A Preferred Stock which Series A Preferred Stock shall be issued to certain creditors of the Company as soon as practicable after the

Closing (the  "Creditors'  Shares").   The  Creditor  Shares  shall  not be
included in the total number of shares outstanding for purposes of calculating the number shares issuable to AccessTel at the Closing;

          (c) 1,175,000 shares which will be issued at Closing pursuant to a private placement of $587,500 (the "Private Placement");

          (d)  1,574,000   shares  which  will  be  issued  at  Closing  in
connection with the conversion of $393,600 in debt (the "Debt Conversion Shares"); and

          (e) 1,000,000 shares which will be issued at Closing to Gerard Conca and Michelle Miller which will be subject to a pledge agreement by and among Gerard Conca, Michele Miller and AccessTel (the "Conca Miller Shares") and 11,740 shares to be issued at Closing pursuant to an existing agreement with the Company.

     NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and agreements set forth herein, the parties hereto agree as follows:

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                                ARTICLE 1

                            EXCHANGE OF SHARES

    1.1.EXCHANGE OF SHARES. Subject to the terms and conditions of this Agreement, on the Closing Date (as hereinafter defined):

          (a)the Company shall issue and deliver to each of the Sellers the number of authorized but unissued shares of Company Common Stock set forth opposite such Seller's name set forth on SCHEDULE I hereto; and

          (b)the Sellers agree to deliver to the Company, the number of shares of Common Stock, of AccessTel (the "AccessTel Common Stock") set forth opposite such Seller's name on SCHEDULE I hereto along with an appropriately executed stock power endorsed in favor of the Company.

    1.2.TIME AND PLACE OF CLOSING. The closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Loeb & Loeb LLP at 10100 Santa Monica Boulevard, Suite 2100, Los Angeles, California on the date hereof (the "Closing Date") at 10:00 A.M., Los Angeles time.

                                ARTICLE 11

               REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to the Sellers, subject to the exceptions specifically disclosed in the schedules supplied by the Company to AccessTel and the Sellers, as follows:

    2.1 DUE   ORGANIZATION    AND    QUALIFICATION;    SUBSIDIARIES;    DUE
AUTHORIZATION.

          (a)The  Company  is  a  corporation  duly  incorporated,  validly existing and in good standing under the laws of its jurisdiction of formation, with full corporate power and authority to own, lease and operate its respective business and properties and to carry on its respective business in the places and in the manner as presently conducted or proposed to be conducted. The Company is in good standing as a foreign corporation in each jurisdiction in which the properties owned, leased or operated, or the business conducted, by it requires such qualification except for any such failure, which when taken together with all other failures, is not likely to have a Material Adverse Effect on the business of the Company taken as a whole. ("Material Adverse Effect" shall mean, with respect to the Company on the one hand and AccessTel on the other hand, the result of one or more events, changes or effects which, individually or in the aggregate, would have a material adverse effect or impact on the business, assets, results of operations, intellectual property rights, prospects or financial condition of such party, taken as a whole, or is reasonably likely to delay or prevent the consummation of the transactions contemplated hereby).

          (b)Except as set forth on Schedule 2.1, the Company does not own, directly or indirectly, any capital stock, equity or interest in any corporation, firm, partnership, joint venture or other entity.

          (c)The Company has all requisite corporate power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby and thereby. The Company has taken all corporate action necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

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   2.2 .NO  CONFLICTS  OR  DEFAULTS.  The  execution  and  delivery of this
Agreement   by  the  Company  and  the  consummation  of  the  transactions contemplated hereby do not and shall not (a) contravene the Articles of Incorporation or Bylaws of the Company or (b) with or without the giving of notice or the passage of time (i) violate, conflict with, or result in a breach of, or a default or loss of rights under, any material covenant, agreement, mortgage, indenture, lease, instrument, permit or license to which the Company is a party or by which the Company is bound, or any judgment, order or decree, or any law, rule or regulation to which the Company is subject, (ii) result in the creation of, or give any party the right to create, any lien, charge, encumbrance or any other right or adverse interest ("Liens") upon any of the assets of the Company, (iii) terminate or give any party the right to terminate, amend, abandon or refuse to perform, any material agreement, arrangement or commitment to which the Company is a party or by which the Company's assets are bound, or
(iv) accelerate or modify, or give any party the right to accelerate or modify, the time within which, or the terms under which, the Company is to perform any duties or obligations or receive any rights or benefits under any material agreement, arrangement or commitment to which it is a party.

   2.3 .CAPITALIZATION. The authorized capital stock of the Company immediately prior to giving effect to the transactions contemplated hereby consists of 50,000,000 shares of Company Common Stock of which 8,997,160 shares of $.001 par value Common Stock are issued and outstanding as of the date hereof and subject to the provisions of Recital C. All of the outstanding shares of Common Stock are, and the Company Shares when issued in accordance with the terms hereof, will be, duly authorized, validly issued, fully paid and nonassessable, and have not been or, with respect to the Company Shares, will not be issued in violation of any preemptive right of stockholders. The Company Shares are not subject to any preemptive or subscription right, any voting trust agreement or other contract, agreement, arrangement, option, warrant, call, commitment or other right of any character obligating or entitling the Company to issue, sell, redeem or repurchase any of its securities, and there is no outstanding security of any kind convertible into or exchangeable for Common Stock.

   2.4 .FINANCIAL STATEMENTS. Schedule 2.4 contains copies of the audited balance sheet of the Company at December 31, 1999 and the related statements of operations, stockholders' (deficit) equity and cash flows for the years ended December 31, 1999 and 1998, including the notes thereto, and the unaudited balance sheet at June 30, 2000 and the related statement of operations, stockholders (deficit) and cash flow for the quarter period ended June 30, 2000 (all such statements being the "Company Financial Statements"). The Financial Statements, together with the notes thereto, have been prepared in accordance with U.S. generally accepted accounting principles applied on a basis consistent throughout all periods presented, subject to audit adjustments, which are not expected to be material. Such statements present fairly the financial position of the Company as of the dates and for the periods indicated. The books of account and other financial records of the Company have been maintained in accordance with good business practices.

   2.5.FURTHER   FINANCIAL   MATTERS.   The  Company  does  not  have  any
liabilities  or  obligations,  whether   secured   or  unsecured,  accrued,
determined, absolute or contingent, asserted or unasserted or otherwise, which are required to be reflected or reserved in a balance sheet or the notes thereto under generally accepted accounting principles, but which are not reflected in the Company Financial Statements.
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    2.6.TAXES.  The Company has  filed  all  United  States federal, state, county, local and foreign national, provincial and local returns and reports which were required to be filed on or prior to the date hereof in respect of all income, withholding, franchise, payroll, excise, property, sales, use, value-added or other taxes or levies, imposts, duties, license and registration fees, charges, assessments or withholdings of any nature whatsoever (together, "Taxes"), and has paid all Taxes (and any related penalties, fines and interest) which have become due pursuant to such returns or reports or pursuant to any assessment which has become payable, or, to the extent its liability for any Taxes (and any related penalties, fines and interest) has not been fully discharged, the same have been properly reflected as a liability on the books and records of the Company and adequate reserves therefore have been established. All such returns and reports filed on or prior to the date hereof have been properly prepared and are true, correct (and to the extent such returns reflect judgments made by the Company, as the case may be, such judgments were reasonable under the circumstances) and complete in all material respects. No tax return or tax return liability of the Company has been audited or, presently under audit. The Company has not given or been requested to give waivers of any statute of limitations relating to the payment of any Taxes
(or  any  related  penalties, fines and interest).   There  are  no  claims
pending  or, to the knowledge  of  the  Company,  threatened,  against  the
Company  for   past   due  Taxes.   All  payments  for  withholding  taxes,
unemployment insurance and other amounts required to be paid for periods prior to the date hereof to any governmental authority in respect of employment obligations of the Company, including, without limitation, amounts payable pursuant to the Federal Insurance Contributions Act, have been paid or shall be paid prior to the Closing and have been duly provided for on the books and records of the Company and in the Company Financial Statements.

     2.7.INDEBTEDNESS; CONTRACTS; NO DEFAULTS.

          (a)Schedule 2.7 sets forth a true, complete and correct list of all material instruments, agreements, indentures, mortgages, guarantees, notes, commitments, accommodations, letters of credit or other arrangements or understandings, whether written or oral, to which the Company is a party (collectively, the "Company Agreements").

          (b)Except as disclosed in Schedule 2.7, neither the Company, nor, to the Company's knowledge, any other person or entity is in breach in any material respect of, or in default in any material respect under, any contract, agreement, arrangement, commitment or plan to which the Company is a party, and no event or action has occurred, is pending or is threatened, which, after the giving of notice, passage of time or otherwise, would constitute or result in such a material breach or material default by the Company or any other person or entity. The Company has not received any notice of default under any contract, agreement, arrangement, commitment or plan to which it is a party, which default has not been cured to the satisfaction of, or duly waived by, the party claiming such default on or before the date hereof.

    2.8.PERSONAL PROPERTY. The Company has good and marketable title to all of its tangible personal property and assets, including, without limitation, all of the assets reflected in the Company Financial Statements that have not been disposed of in the ordinary course of business since March 31, 2000 free and clear of all Liens or mortgages, except for any Lien for current taxes not yet due and payable and such restrictions, if any, on the disposition of securities as may be imposed by federal or applicable state securities laws. Schedule 2.8 sets forth a true and complete list of all personal property owned by, or leased or subleased by or to, the Company.

    2.9.REAL PROPERTY. Schedule 2.9 sets forth a true and complete list of all real property owned by, or leased or subleased by or to, the Company.

   2.10.COMPLIANCE WITH LAW. Except as set forth in Schedule 2.10, the Company is not conducting its business or affairs in violation of any
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applicable  federal, state or local law, ordinance, rule, regulation, court or administrative order, decree or process, or any requirement of insurance carriers. The Company has not received any notice of violation or claimed violation of any such law, ordinance, rule, regulation, order, decree, process or requirement.

   2.11.LITIGATION. Except as set forth on Schedule 2.12, there is no claim, dispute, action, suit, proceeding or investigation pending or threatened, against or affecting the business of the Company, or challenging the validity or propriety of the transactions contemplated by this Agreement, at law or in equity or admiralty or before any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, nor has any such claim, dispute, action, suit, proceeding or investigation been pending or threatened, during the 12-month period preceding the date hereof; (b) there is no outstanding judgment, order, writ, ruling, injunction, stipulation or decree of any court, arbitrator or federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, against or materially affecting the business of the Company; and (c) the Company has not received any written or verbal inquiry from any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality concerning the possible violation of any law, rule or regulation or any matter disclosed in respect of its business.

   2.12.ARTICLES OF INCORPORATION AND BYLAWS; MINUTE BOOKS. The copies of the Articles of Incorporation and Bylaws (or similar governing documents) of the Company, and all amendments to each are true, correct and complete. The minute books of the Company contains true and complete records of all meetings and consents in lieu of meetings of their respective Board of Directors (and any committees thereof), or similar governing bodies, since the time of their respective organization. The stock books of the Company are true, correct and complete.

   2.13.EMPLOYEE BENEFIT PLANS. The Company does not maintain, nor has the Company maintained in the past, any employee benefit plans (as defined in
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), or any plans, programs, policies, practices, arrangements or contracts (whether group or individual) providing for payments, benefits or reimbursements to employees of the Company, former employees, their beneficiaries and dependents under which such employees, former employees, their beneficiaries and dependents are covered through an employment relationship with the Company, any entity required to be aggregated in a controlled group or affiliated service group with the Company for purposes of ERISA or the Internal Revenue Code of 1986 (the "Code") (including, without limitation, under Section 414(b), (c), (m) or
(o) of the Code or Section 4001 of ERISA, at any relevant time.

   2.14.PATENTS; TRADEMARKS AND INTELLECTUAL PROPERTY RIGHTS. The Company does not own or possesses any patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, Internet web site(s) or proprietary rights of any nature.

   2.15.BROKERS. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the Company directly with the Sellers without the intervention of any individual, corporation, partnership, joint venture, trust, association, organization, or other entity (collectively, a "Person") on behalf of the Company in such a manner as to give rise to any valid claim by any Person against any Seller for a finder's fee, brokerage commission or similar payment.

   2.16.AFFILIATE TRANSACTIONS. Except as disclosed in Schedule 2.16 neither the Company nor any officer, director or employee of the Company (or any of the relatives or affiliates of any of the aforementioned Persons) is a party to any agreement, contract, commitment or transaction with the Company or affecting the business of the Company, or has any interest in any property, whether real, personal or mixed, or tangible or intangible, used in or necessary to the Company which will subject the Sellers to any liability or obligation from and after the Closing Date.

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   2.17.TRADING.  The Company  Common Stock is currently listed for trading on the OTC Bulletin Board, and the Company has received no notice that the Company Common Stock is subject to being delisted there from.

   2.18.COMPLIANCE. The Company has complied with all applicable foreign, federal and state laws, rules and regulations, including, without limitation, the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Securities Act of 1933, as amended (the "Securities Act") and is current in its filings.

   2.19.FILINGS. None of the filings made by the Company under the Exchange Act or the Securities Act make any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

   2.20.PERMITS AND LICENSES. Except as set forth in Schedule 2.21, AccessTel has all certificates of occupancy, rights, permits, certificates, licenses, franchises, approvals and other authorizations as are reasonably necessary to conduct its respective business and to own, lease, use, operate and occupy its assets, at the places and in the manner now conducted and operated, except those the absence of which would not materially adversely affect its respective business.

                                ARTICLE III.

                 REPRESENTATIONS AND WARRANTIES OF THE SELLERS

     The Sellers represent and warrant to the Company, subject to the exceptions specifically disclosed in the schedules supplied by the Sellers to the Company, as follows:

    3.1 DUE ORGANIZATION AND QUALIFICATION; SUBSIDIARIES;DUE AUTHORIZATION.

          (a)AccessTel is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of formation, with full corporate power and authority to own, lease and operate its respective business and properties and to carry on its respective business in the places and in the manner as presently conducted or proposed to be conducted. AccessTel is in good standing as a foreign corporation in each jurisdiction in which the properties owned, leased or operated, or the business conducted, by it requires such qualification except for any such failure, which when taken together with all other failures, is not likely to have a Material Adverse Effect on the business of AccessTel taken as a whole.

          (b)Except as disclosed in SCHEDULE 3.1(B), AccessTel does not own, directly or indirectly, any capital stock, equity or interest in any corporation, firm, partnership, joint venture or other entity.

          (c)Each of AccessTel and the Sellers has all requisite power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby and thereby. Each of AccessTel and the Sellers has taken all corporate action necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement constitutes the valid and binding obligation of each of AccessTel and the Sellers, enforceable against each of AccessTel and the Sellers in accordance with its respective terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

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    3.2. NO  CONFLICTS  OR  DEFAULTS.  The execution and delivery  of  this
Agreement by each of AccessTel and the Sellers and the consummation of the transactions contemplated hereby do not and shall not (a) contravene the Articles of Incorporation or Bylaws of AccessTel or the governing documents of the Sellers, if applicable, or (b) with or without the giving of notice or the passage of time, (i) violate, conflict with, or result in a breach of, or a default or loss of rights under, any material covenant, agreement,
mortgage,   indenture,  lease,  instrument,  permit  or  license  to  which
AccessTel or the Sellers is a party or by which AccessTel or the Sellers or any of their respective assets are bound, or any judgment, order or decree, or any law, rule or regulation to which AccessTel, or the Sellers or any of their respective assets are subject, (ii) result in the creation of, or give any party the right to create, any Lien upon any of the assets of AccessTel, (iii) terminate or give any party the right to terminate, amend, abandon or refuse to perform, any material agreement, arrangement or commitment to which AccessTel is a party or by which AccessTel or any of its assets are bound, or (iv) accelerate or modify, or give any party the right to accelerate or modify, the time within which, or the terms under which, AccessTel is to perform any duties or obligations or receive any rights or benefits under any material agreement, arrangement or commitment to which it is a party.

    3.3. CAPITALIZATION. The authorized capital stock of AccessTel immediately prior to giving effect to the transactions contemplated hereby consists of 20,000,000 shares of which 10,000,000 shares are common stock, par value $.001 per share ("AccessTel Common Stock") and 10,000,000 shares of preferred stock, par value $.001 per share. As of the date hereof , on a fully diluted basis, there are [9,500,000] shares of AccessTel Common Stock issued and outstanding. Set forth in Schedule 3.3 is a list of all stockholders of AccessTel, setting forth their names, addresses and number of shares owned. All of the outstanding shares of AccessTel Common Stock are, and AccessTel Shares when transferred in accordance with the terms hereof, will be, duly authorized, validly issued, fully paid and nonassessable, and have not been or, with respect to AccessTel Shares, will not be transferred in violation of any rights of third parties. The AccessTel Shares are not subject to any preemptive or subscription right, any voting trust agreement or other contract, agreement, arrangement, option, warrant, call, commitment or other right of any character obligating or entitling AccessTel to issue, sell, redeem or repurchase any of its securities, and there is no outstanding security of any kind convertible into or exchangeable for AccessTel Common Stock.

    3.4. FINANCIAL STATEMENTS. Schedule 3.4 contains copies of the consolidated balance sheets of AccessTel at September 30, 2000, and the related statements of operations, stockholders' equity and cash flows for the period then ended, including the notes thereto, as audited by certified public accountants (all such statements being the "AccessTel Financial Statements"). The AccessTel Financial Statements, together with the notes thereto, have been prepared in accordance with U.S. generally accepted accounting principles applied on a basis consistent throughout all periods presented, subject to audit adjustments, which are not expected to be material. Such statements present fairly the financial position of AccessTel as of the dates and for the periods indicated. The books of account and other financial records of AccessTel have been maintained in accordance with good business practices.

    3.5. FURTHER FINANCIAL MATTERS. Except as set forth in Schedule 3.5, AccessTel does not have any material liabilities or obligations, whether secured or unsecured, accrued, determined, absolute or contingent, asserted or unasserted or otherwise, which are required to be reflected or reserved in a balance sheet or the notes thereto under generally accepted accounting principles, but which are not reflected in the AccessTel Financial Statements.

    3.6. TAXES. AccessTel has filed all United States federal, state, county, local and foreign national, provincial and local tax returns and reports which were required to be filed on or prior to the date hereof, and has paid all Taxes (and any related penalties, fines and interest) which have become due pursuant to such returns or reports or pursuant to any assessment which has become payable, or, to the extent its liability for any Taxes (and any related penalties, fines and interest) has not been fully discharged, the same have been properly reflected as a liability on the books and records of AccessTel and adequate reserves therefore have been established. All such returns and reports filed on or prior to the date hereof have been properly prepared and are true, correct (and to the

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extent  such  returns  reflect  judgments made by AccessTel, such judgments were reasonable under the circumstances) and complete in all material respects. Except as indicated in Schedule 3.6, no extension for the filing of any such return or report is currently in effect. Except as indicated in Schedule 3.6, no tax return or tax return liability of AccessTel has been audited or, presently under audit. All taxes and any penalties, fines and interest which have been asserted to be payable as a result of any audits have been paid. Except as indicated in Schedule 3.6, AccessTel has never given or been requested to give waivers of any statute of limitations relating to the payment of any Taxes (or any related penalties, fines and interest). There are no claims pending or threatened against AccessTel for
past  due  Taxes.   Except  as  indicated in Schedule 3.6, all payments for
withholding taxes, unemployment insurance and other amounts required to be paid for periods prior to the date hereof to any governmental authority in
respect   of  employment  obligations  of  AccessTel   including,   without
limitation, amounts payable pursuant to the Federal Insurance Contributions Act, have been paid or shall be paid prior to the Closing and have been duly provided for on the books and records of AccessTel and in the AccessTel Financial Statements.

     3.7.INDEBTEDNESS; CONTRACTS; NO DEFAULTS.

          (a)SCHEDULE  3.7  sets forth a true, complete and correct list of all material instruments, agreements, indentures, mortgages, guarantees, notes, commitments, accommodations, letters of credit or other arrangements or understandings, whether written or oral, to which AccessTel is a party (collectively, the "AccessTel Agreements"). An agreement shall not be considered material for the purposes of this Section 3.7(a) if it provides for expenditures or receipts of less than $100,000 and has been entered into by AccessTel in the ordinary course of business. The AccessTel Operating Agreements constitute all of the contracts, agreements, understandings and arrangements required for the operation of the business of AccessTel or which have a material effect thereon. Copies of all such material written AccessTel Operating Agreements have previously been delivered or otherwise made available to the Company and such copies are true, complete and correct as of the date hereof.

          (b)Except as disclosed in Schedule 3.7, neither AccessTel nor, to AccessTel's knowledge, any other person or entity is in breach in any material respect of, or in default in any material respect under, any material contract, agreement, arrangement, commitment or plan to which AccessTel is a party, and no event or action has occurred, is pending or is threatened, which, after the giving of notice, passage of time or otherwise, would constitute or result in such a material breach or material default by AccessTel or, to the knowledge of AccessTel, any other person or entity. AccessTel has not received any notice of default under any contract, agreement, arrangement, commitment or plan to which it is a party, which default has not been cured to the satisfaction of, or duly waived by, the party claiming such default on or before the date hereof.

   3.8. PERSONAL PROPERTY. AccessTel has good and marketable title to all of its tangible personal property and assets, including, without limitation, all of the assets reflected in the AccessTel Financial
Statements that have not been disposed of in the ordinary course of business since September 30, 2000, free and clear of all Liens or mortgages, except for any Lien for current taxes not yet due and payable and such restrictions, if any, on the disposition of securities as may be imposed by federal or applicable state securities laws. Section 3.8 sets forth a true and complete list of all personal property owned by, or leased or subleased by or to, AccessTel.

     3.9.REAL PROPERTY.

          (a) SCHEDULE 3.9 sets forth a true and complete list of all real property owned by, or leased or subleased by or to, AccessTel.

          (b )Except as set forth in SCHEDULE 3.9, each lease to which AccessTel is a party is valid, binding and in full force and effect with respect to AccessTel and, to the knowledge of AccessTel, all other parties thereto; no notice of default or termination under any such lease is outstanding.

   3.10. COMPLIANCE WITH LAW. Except as set forth in Schedule 3.10, AccessTel is not conducting its respective business or affairs in material violation of any applicable law, ordinance, rule, regulation, court or administrative order, decree or process, or any requirement of insurance carriers. AccessTel has not received any notice of violation or claimed violation of any such law, ordinance, rule, regulation, order, decree, process or requirement.

   3.11. ORDINARY COURSE. On September 30, 2000 AccessTel has conducted its business, maintained its real property and equipment and kept its books of account, records and files, substantially in the same manner as previously conducted, maintained or kept and solely in the ordinary course.

   3.12. NO ADVERSE CHANGES. Except as set forth in Schedule 3.12, since September 30, 2000 there has not been (a) any material adverse change in the business, prospects, the financial or other condition, or the respective assets or liabilities of AccessTel as reflected in the AccessTel Financial Statements, (b) any material loss sustained by AccessTel, including, but not limited to any loss on account of theft, fire, flood, explosion, accident or other calamity, whether or not insured, which has materially and adversely interfered, or may have a Material Adverse Effect on AccessTel's business taken as a whole, or (c) any event, condition or state of facts, including, without limitation, the enactment, adoption or promulgation of any law, rule or regulation, the occurrence of which materially and adversely does or would affect the results of operations or the business or financial condition of AccessTel.

   3.13. LITIGATION. a) Except as set forth in Schedule 3.13, there is no claim, dispute, action, suit, proceeding or investigation pending or, to the knowledge of AccessTel, threatened, against or affecting the business of AccessTel, or challenging the validity or propriety of the transactions contemplated by this Agreement, at law or in equity or admiralty or before any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, nor to the knowledge of AccessTel, has any such claim, dispute, action, suit, proceeding or investigation been pending or threatened, during the 12-month period preceding the date hereof; (b) there is no outstanding judgment, order, writ, ruling, injunction, stipulation or decree of any court, arbitrator or federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, against or materially affecting the business of AccessTel; and (c) AccessTel has not received any written or verbal inquiry from any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality concerning the possible violation of any law, rule or regulation or any matter disclosed in respect of its business.

   3.14.INSURANCE. AccessTel maintains insurance against all risks customarily insured against by companies in its industry. All such policies are in full force and effect, and AccessTel has not received any notice from any insurance company suspending, revoking, modifying or canceling (or threatening such action) any insurance policy issued to AccessTel.

   3.15.CERTIFICATE OF INCORPORATION AND BYLAWS; MINUTE BOOKS. The copies of the Certificate of Incorporation and Bylaws (or similar governing documents) of AccessTel, and all amendments to each are true, correct and complete. The minute book of AccessTel contains true and complete records of all meetings and consents in lieu of meetings of their respective Board of Directors (and any committees thereof), or similar governing bodies, since the time of their respective organization. The stock book of AccessTel is true, correct and complete.

   3.16.EMPLOYEE BENEFIT PLANS. AccessTel does not maintain, nor has AccessTel maintained in the past, any employee benefit plans (as defined in
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), or any plans, programs, policies, practices, arrangements or contracts (whether group or individual) providing for payments, benefits or reimbursements to employees of AccessTel, former employees, their beneficiaries and dependents under which such employees, former employees, their beneficiaries and dependents are covered through an employment relationship with AccessTel, any entity required to be aggregated in a controlled group or affiliated service group with AccessTel for purposes of ERISA or the Internal Revenue Code of 1986 (the "Code") (including, without limitation, under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA, at any relevant time.

   3.17.PATENTS; TRADEMARKS AND INTELLECTUAL PROPERTY RIGHTS. AccessTel owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, internet web site(s) proprietary rights and processes necessary for its business as now conducted without any conflict with or infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, and AccessTel is not bound by, or a party to, any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity.

   3.18.BROKERS. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by AccessTel directly with the Sellers without the intervention of any Person on behalf of AccessTel in such a manner as to give rise to any valid claim by any Person against any Sellers for a finder's fee, brokerage commission or similar payment.

     3.19.PURCHASE FOR INVESTMENT.

          (a)The Sellers are acquiring the Company Shares for investment for the Sellers' own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Sellers have no present intention of selling, granting any participation in, or otherwise distributing the same. The Sellers further represent that there are no contracts, undertakings, agreements or arrangements with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Company Shares.

          (b)The Sellers understand that the Company Shares are not registered under the Act on the ground that the sale and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that the Company's reliance on such exemption is predicated on the Seller's representations set forth herein. The Seller is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the Securities Act.

   3.20.INVESTMENT EXPERIENCE. The Sellers acknowledge that it can bear the economic risk of its investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Company Shares.

   3.21.INFORMATION. The Sellers have carefully reviewed such information, as the Seller deemed necessary to evaluate an investment in the Company Shares. To the full satisfaction of the Seller, it has been furnished all materials that it has requested relating to the Company and the issuance of the Company Shares hereunder, and the Sellers have been afforded the opportunity to ask questions of representatives of the Company to obtain any information necessary to verify the accuracy of any representations or information made or given to the Sellers. Notwithstanding the foregoing, nothing herein shall derogate from or otherwise modify the representations and warranties of the Company set forth in this Agreement, on which the Seller has relied in making an exchange of the AccessTel Shares for the Company Shares.

   3.22.RESTRICTED SECURITIES. The Sellers understand that the Company Shares may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption there from, and that in the absence of an effective registration statement covering the Company Shares or any available exemption from registration under the Securities Act, the Company Shares must be held indefinitely. The Sellers are aware that the Company Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met. Among the conditions for use of Rule 144 may be the availability of current information to the public about the Company.

                             Article IV

                          INDEMNIFICATION

    4.1.INDEMNITY OF THE COMPANY. The Company agrees to defend, indemnify and hold harmless the Seller from and against, and to reimburse the Seller with respect to, all liabilities, losses, costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements, asserted against or incurred by the Seller by reason of, arising out of, or in connection with any material breach of any representation or warranty contained in this Agreement made by the Company or in any document or certificate delivered by the Company pursuant to the provisions of this Agreement or in connection with the transactions contemplated thereby.

    4.2.INDEMNITY OF THE COMPANY. The Sellers, jointly and severally, agree to defend, indemnify and hold harmless the Company from and against, and to reimburse the Company with respect to, all liabilities, losses, costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements, asserted against or incurred by the Seller by reason of, arising out of, or in connection with any material breach of any representation or warranty contained in this Agreement and made by the Company or in any document or certificate delivered by the Company pursuant to the provisions of this Agreement or in connection with the transactions contemplated thereby.

    4.3.INDEMNIFICATION PROCEDURE. A party (an "Indemnified Party") seeking indemnification shall give prompt notice to the other party (the "Indemnifying Party") of any claim for indemnification arising under this
Article 4. The Indemnifying Party shall have the right to assume and to control the defense of any such claim with counsel reasonably acceptable to such Indemnified Party, at the Indemnifying Party's own cost and expense, including the cost and expense of reasonable attorneys' fees and disbursements in connection with such defense, in which event the Indemnifying Party shall not be obligated to pay the fees and disbursements of separate counsel for such in such action. In the event, however, that such Indemnified Party's legal counsel shall determine that defenses may be available to such Indemnified Party that are different from or in addition to those available to the Indemnifying Party, in that there could reasonably be expected to be a conflict of interest if such Indemnifying Party and the Indemnified Party have common counsel in any such proceeding, or if the Indemnified Party has not assumed the defense of the action or proceedings, then such Indemnifying Party may employ separate counsel to represent or defend such Indemnified Party, and the Indemnifying Party shall pay the reasonable fees and disbursements of counsel for such Indemnified Party. No settlement of any such claim or payment in connection with any such settlement shall be made without the prior consent of the Indemnifying Party which consent shall not be unreasonably withheld.

                                ARTICLE V

                                DELIVERIES

   5.1.ITEMS TO BE DELIVERED  TO  ACCESSTEL  PRIOR TO OR AT CLOSING BY THE
COMPANY.

          (a)Articles of Incorporation and amendments thereto, Bylaws and certificate of good standing in the Company's state of incorporation;

          (b)all applicable schedules hereto;

          (c)all minutes and resolutions of board of director and shareholder meetings in possession of the Company;

          (d)shareholder list;

          (e)all financial statements and tax returns in possession of the Company;

          f)copies of all SEC filings;

          (g)resolution from the Company's current directors appointing designees of AccessTel to the Company's Board of Directors;

         (h)letters of resignation from the Company's current officers and directors to be effective upon Closing and after the appointments described in this section;

         (i)certificates   representing   36,100,540   shares   of  the
Company's $.001 par value common stock issued in the denominations as set forth opposite their respective names on Schedule I to this Agreement, duly authorized, validly issued, fully paid for and non-assessable;

         (j)certificates representing 3,760,740 shares of the Company's $.001 par value common stock issued in the denominations as set forth opposite their respective names on Schedule II to this Agreement, duly authorized, validly issued, fully paid for and non-assessable;

         (k)copies of board, and if applicable, shareholder resolutions approving this transaction and authorizing the issuances of the shares hereto;

         (l) a certificate, in form reasonably acceptable to AccessTel, signed by an authorized officer of the Company dated the Closing Date, certifying that the representations and warranties made by the Company shall be accurate in all material respects as of the date hereof and the terms and conditions of this Agreement to be performed and complied with by the Company shall have been performed and complied with the Company;

         (m) a letter of instruction from Loeb & Loeb LLP, counsel to the Company, addresses to the Transfer Agent regarding the issuance of the Conca Miller Shares; and

         (n) any other document reasonably requested by AccessTel that it deems necessary for the consummation of this transaction.

    5.2.ITEMS  TO  BE  DELIVERED  TO  THE COMPANY PRIOR TO OR AT CLOSING BY
ACCESSTEL.

          (a)Charter documents and certificate of good standing in AccessTel's jurisdiction of incorporation;

          (b)all applicable schedules hereto;

          (c)all minutes and resolutions of board of director and shareholder meetings in possession of the AccessTel;

          (d)shareholder list;

          (e)resolution from AccessTel current directors appointing designees of AccessTel to the Company's Board of Directors;

          (f)certificates representing 100% of AccessTel's common stock as set forth opposite their respective names on SCHEDULE I to this Agreement, duly authorized, validly issued, fully paid for and non-assessable;

          (g)copies of board, and if applicable, shareholder resolutions approving this transaction and authorizing the issuances of the shares hereto;

          (h) a certificate, in form reasonably acceptable to the Company, signed by an authorized officer of AccessTel dated the Closing Date, certifying that the representations and warranties made by the AccessTel shall be accurate in all material respects as of the date hereof and the terms and conditions of this Agreement to be performed and complied with by AccessTel shall have been performed and complied with by AccessTel; and

          (i) any other document reasonably requested by the Company that it deems necessary for the consummation of this transaction.

                                 ARTICLE VI
                           CONDITIONS PRECEDENT

    6.1.CONDITIONS TO OBLIGATIONS OF THE SELLERS. The obligations of the Sellers shall be subject to fulfillment prior to or at the Closing, of each of the following conditions:

          (a)the Company shall have paid all of its own costs and expenses associated with this Agreement and the transactions contemplated herein;

          (b)except  as disclosed herein, as of the Closing, the Company
shall  have  no  assets  and   no  liabilities  whatsoever,  contingent  or
otherwise;

          (c)the Company shall  have  received  all  of  the regulatory,
shareholder  and  other  third  party  consents,  permits,  approvals   and
authorizations necessary to consummate the transactions contemplated by this Agreement;

          (d) the Company Common Stock shall be currently listed for trading on the OTC Bulletin Board and the Company shall have received no notice that the Company Common Stock is subject to being delisted therefrom; and

e) the Private Placement shall have been completed.

    6.2.CONDITIONS TO OBLIGATIONS OF THE COMPANY.   The  obligations of the
Company shall be subject to fulfillment prior to or at the Closing, of each of the following conditions:

          (a)AccessTel and the Seller shall have paid all of their own costs and expenses associated with this Agreement and the transactions contemplated herein; and

          (b)AccessTel and the Seller shall have received all of the regulatory, shareholder and other third party consents, permits, approvals and authorizations necessary to consummate the transactions contemplated by this Agreement.

                                ARTICLE VII

                                 COVENANTS

    7.1.ISSUANCE OF ADDITIONAL COMPANY SHARES. It is the express agreement and understanding of the parties that the Sellers are and shall be entitled to receive at the Closing 80% (the "Allocable Portion") of the issued and outstanding capital stock of the Company as of the Closing on a fully diluted basis after taking into account the (a) issuance of the Company Shares, (b) the deemed issuance of the Conca Miller Shares, and (c) the cancellation of the Transfer Restricted Shares. To the extent the Company is required to issue any additional shares of its capital stock as a result of (a) the satisfaction of any debt incurred prior to the Closing Date, including the Creditors' Shares and the Debt Conversion Shares, or (b) the Private Placement (up to $600,000) or to the extent that any of the Transfer Restricted Shares are not cancelled within one year from the date hereof, the Company shall promptly issue to the Sellers (PRO RATA) additional Company Shares so as to maintain the Allocable Portion.

                                ARTICLE VIII.

                           NO PUBLIC DISCLOSURE

    8.1.NO PUBLIC DISCLOSURE. Without the prior written consent of the others, none of the Company, AccessTel or the Seller will, and will each cause their respective representatives not to, make any release to the press or other public disclosure with respect to either the fact that discussions or negotiations have taken place concerning the transactions contemplated by this Agreement, the existence or contents of this Agreement or any prior correspondence relating to this transactions contemplated by this Agreement, except for such public disclosure as may be necessary, in the written opinion of outside counsel (reasonably satisfactory to the other parties) for the party proposing to make the disclosure not to be in violation of or default under any applicable law, regulation or governmental order. If either party proposes to make any disclosure based upon such an opinion, that party will deliver a copy of such opinion to the other party, together with the text of the proposed disclosure, as far in advance of its disclosure as is practicable, and will in good faith consult with and consider the suggestions of the other party concerning the nature and scope of the information it proposes to disclose.

                                ARTICLE IX

                         CONFIDENTIAL INFORMATION

    9.1.CONFIDENTIAL INFORMATION. In connection with the negotiation of this Agreement and the consummation of the transactions contemplated hereby, each party hereto will have access to data and confidential information relating to the other party. Each party hereto shall treat such data and information as confidential, preserve the confidentiality thereof and not duplicate or use such data or information, except in connection with the transactions contemplated hereby, and in the event of the termination of this Agreement for any reason whatsoever, each party hereto shall return to the other all documents, work papers and other material (including all copies thereof) obtained in connection with the transactions contemplated hereby and will use reasonable efforts, including instructing its employees who have had access to such information, to keep confidential and not to use any such data or information; provided, however, that such obligations shall not apply to any data and information
(i) which at the time of disclosure, is available publicly, (ii) which, after disclosure, becomes available publicly through no fault of the receiving party, (iii) which the receiving party knew or to which the receiving party had access prior to disclosure by the disclosing party,
(iv) which is required by law, regulation or exchange rule, or in connection with legal process, to be disclosed, (v) which is disclosed by a receiving party to its attorneys or accountants, who shall respect the above restrictions, or (vi) which is obtained in connection with any Tax matters and is disclosed in connection with the filing of Tax returns or claims for refund or in conducting an audit or other proceeding.

                                ARTICLE X

                               TERMINATION

    10.1.TERMINATION.   This  Agreement may be terminated at any time before
or, at Closing, by:

          (a)the mutual agreement of the parties;

          (b)any party if:

               (i)any provision of this Agreement applicable to a party shall be materially untrue or fail to be accomplished;

               (ii)any legal  proceeding  shall have been instituted or
shall  be  imminently  threatening  to  delay,  restrain   or  prevent  the
consummation of this Agreement; or

               (iii)the  conditions  precedents  to  Closing   are  not
satisfied.

     Upon termination of this Agreement for any reason, in accordance with the terms and conditions set forth in this paragraph, each said party shall bear all costs and expenses as each party has incurred and no party shall be liable to the other.

                                ARTICLE XI

                               MISCELLANEOUS

    11.1.SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations and warranties and statements made by a party to in this Agreement or in any document or certificate delivered pursuant hereto shall survive the Closing Date for so long as the applicable statute of limitations shall remain open. Each of the parties hereto is executing and carrying out the provisions of this agreement in reliance upon the representations, warranties and covenants and agreements contained in this agreement or at the closing of the transactions herein provided for and not upon any investigation which it might have made or any representations, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

   11.2.ACCESS  TO  BOOKS  AND  RECORDS.     During   the  course  of  this
transaction through Closing, each party agrees to make available for inspection all corporate books, records and assets, and otherwise afford to each other and their respective representatives, reasonable access to all documentation and other information concerning the business, financial and legal conditions of each other for the purpose of conducting a due diligence investigation thereof. Such due diligence investigation shall be for the purpose of satisfying each party as to the business, financial and legal condition of each other for the purpose of determining the desirability of consummating the proposed transaction. The parties further agree to keep confidential and not use for their own benefit, except in accordance with this Agreement any information or documentation obtained in connection with any such investigation.

    11.3FURTHER ASSURANCES. If, at any time after the Closing, the parties shall consider or be advised that any further deeds, assignments or assurances in law or that any other things are necessary, desirable or proper to complete the merger in accordance with the terms of this agreement or to vest, perfect or confirm, of record or otherwise, the title to any property or rights of the parties hereto, the parties agree that their proper officers and directors shall execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights and otherwise to carry out the purpose of this Agreement, and that the proper officers and directors the parties are fully authorized to take any and all such action.

    11.4NOTICE. All communications, notices, requests, consents or demands given or required under this Agreement shall be in writing and shall be deemed to have been duly given when delivered to, or received by prepaid registered or certified mail or recognized overnight courier addressed to, or upon receipt of a facsimile sent to, the party for whom intended, as follows, or to such other address or facsimile number as may be furnished by such party by notice in the manner provided herein:

          If to the Company:

          Shopps.Com, Inc.
          115 Newtown Road
          Plainview, New York  11802
          Attn:  Jerry Conca

          with a copy to:

          David L. Ficksman, Esq.
          Loeb & Loeb, LLP.
          10100 Santa Monica Boulevard
          Suite 2200
          Los Angeles, California 90067

          If to the Sellers:

          AccessTel Inc.
          115 River Road
          Building #12, Suite 1205
          Edgewater, New Jersey  07020

   11.5 ENTIRE AGREEMENT. This Agreement, the Disclosure Schedules and any instruments and agreements to be executed pursuant to this Agreement, sets forth the entire understanding of the parties hereto with respect to its subject matter, merges and supersedes all prior and contemporaneous understandings with respect to its subject matter and may not be waived or modified, in whole or in part, except by a writing signed by each of the parties hereto. No waiver of any provision of this Agreement in any instance shall be deemed to be a waiver of the same or any other provision in any other instance. Failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of its rights under such provision.

   11.6.SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, enforceable against and inure to the benefit of, the parties hereto and their respective heirs, administrators, executors, personal representatives, successors and assigns, and nothing herein is intended to confer any right, remedy or benefit upon any other person. This Agreement may not be assigned by any party hereto except with the prior written consent of the other parties, which consent shall not be unreasonably withheld.

   11.7.GOVERNING LAW. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of California are applicable to agreements made and fully to be performed in such state, without giving effect to conflicts of law principles.

   11.8.COUNTERPARTS.    This   Agreement   may  be  executed  in  multiple
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

   11.9.CONSTRUCTION. Headings contained in this Agreement are for convenience only and shall not be used in the interpretation of this Agreement. References herein to Articles, Sections and Exhibits are to the articles, sections and exhibits, respectively, of this Agreement. The Disclosure Schedules are hereby incorporated herein by reference and made a part of this Agreement. As used herein, the singular includes the plural, and the masculine, feminine and neuter gender each includes the others where the context so indicates.

  11.10.SEVERABILITY. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, this Agreement shall be interpreted and enforceable as if such provision were severed or limited, but only to the extent necessary to render such provision and this Agreement enforceable.





               [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first set forth above.


                              SHOPPS.COM, INC.


                              By:/S/ Gerard Conca
                               ---------------------------------------
                                 Gerard Conca
                                 President and Chief Executive Officer


                              ACCESSTEL, INC.


                              By:/S/ Lawrence Liang
                               ---------------------------------------
                              Name:  Lawrence Liang
                              Title: President and CEO

     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first set forth above.





                              Seller:


                              ROCKWELL PROPERTIES LTD.

                              By: /S/   PETER OW
                               -------------------------
                                 Name:  Peter Ow
                                 Title:      CEO

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first set forth above.





                              Seller:


                                /S/  JOHN P. FALKOWSKI
                             -------------------------
                                     John P. Falkowski





                                   - 19 -

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first set forth above.





                              Seller:


                                /S/ MARTIN CHRISTEN
                              -------------------------
                                    Martin Christen

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first set forth above.





                              Seller:


                                /S/ VINCENT S. ALBANESE
                              -------------------------
                                    Vincent S. Albanese

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first set forth above.





                              Seller:


                                /S/ BRUCE A. PERLMUTTER
                              -------------------------
                                    Bruce A. Perlmutter

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first set forth above.





                              Seller:


                                /S/ STEVEN GREENBURG
                              -------------------------
                                    Steven Greenburg

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first set forth above.





                              Seller:


                                /S/ DON ABRAMSON
                              -------------------------
                                    Don Abramson


                                /S/ LISA ABRAMSON
                              -------------------------
                                    Lisa Abramson

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first set forth above.





                              Seller:


                                /S/ BARBARA BOCKLER
                             -------------------------
                                    Barbara Bockler

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first set forth above.





                              Seller:


                              TELECOM MARKETING

                              By: /S/ LAWRENCE C. LIANG
                                -------------------------
                                Name: Lawrence C. Liang
                                Title:President

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first set forth above.





                              Seller:


                              IMC ADVISORS

                              By: /S/ STUART BOCKLER
                               -------------------------
                               Name:  Stuart Bockler
                               Title:

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first set forth above.





                              Seller:


                                /S/ TERRY CHOW
                             -------------------------
                                    Terry Chow

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first set forth above.





                              Seller:


                                /S/ STAN TAYLOR
                              -------------------------
                                    Stan Taylor

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first set forth above.





                              Seller:


                                /S/ STEVE AUSTIN
                             -------------------------
                                    Steve Austin

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first set forth above.





                              Seller:


                                /S/ IGNATIUS J. SEMINARA
                             -------------------------
                                    Ignatius J. Seminara


                                /S/ VITA SEMINARA
                             -------------------------
                                    Vita Seminara

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first set forth above.





                              Seller:


                                /S/ RICHARD G. KRANTS
                              -------------------------
                                    Richard G. Krants


                                /S/ LINDA KRANTS
                              -------------------------
                                    Linda Krants





                                   - 32

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first set forth above.





                              Seller:


                                /S/ GLENN MYLES
                             -------------------------
                                    Glenn Myles





                                   - 33

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first set forth above.





                              Seller:


                                /S/ JACK BOCKLER
                             -------------------------
                                    Jack Bockler


                               /S/ EVELYN BOCKLER
                             -------------------------
                                   Evelyn Bockler





                                   - 34

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first set forth above.





                              Seller:


                                /S/ STEPHANIE HALAMAR
                             -------------------------
                                    Stephanie Halamar


                                /S/ MICHAEL HALAMAR
                             -------------------------
                                    Michael Halamar

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first set forth above.





                              Seller:


                                /S/ DR. MARTIN BOCKLER
                             -------------------------
                                    Dr. Martin Bockler


                                /S/ DR. ELSIE BOCKLER
                             -------------------------
                                    Dr. Elsie Bockler

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first set forth above.





                              Seller:


                                /S/ JAY AUSTIN
                             -------------------------
                                    Jay Austin

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first set forth above.





                              Seller:


                                /S/ WEN CHAUNG KO
                             -------------------------
                                    Wen Chaung Ko

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first set forth above.





                              Seller:


                              GOLDEN DRAGON TRUST


                            By: /S/ LAWRENCE C. LIANG
                             -------------------------
                               Name: Lawrence C. Liang
                               Title: Trustee Trustor

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first set forth above.





                              Seller:


                                /S/ STUART BOCKLER
                             -------------------------
                                    Stuart Bockler

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first set forth above.





                              Seller:


                              BLIZZARD TRUST

                              By: /S/ STUART BOCKLER
                               -------------------------
                                Name: Stuart Bockler
                               Title: Trustee

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first set forth above.





                              Seller:


                                /S/ DR. WILLIAM C. LEE
                             -------------------------
                                    Dr. William C. Lee

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first set forth above.





                              Seller:


                                /S/ JOHN L. MILLING
                             -------------------------
                                    John L. Milling

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first set forth above.





                              Seller:


                                /S/ ORAN CHANG
                             -------------------------
                                    Oran Chang

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first set forth above.





                              Seller:


                                /S/ YAXIAN (ARTHUR) ZHENG
                             -------------------------
                                    Yaxian (Arthur) Zheng

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first set forth above.





                              Seller:


                                /S/ SHARON CHEN
                             -------------------------
                                    Sharon Chen

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first set forth above.





                              Seller:


                              TRANQUIL OCEAN TRUST

                              By: /S/ WILLIAM C. Y. LEE
                               -------------------------
                               Name:  William C. Y. Lee
                              Title:  Trustee

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first set forth above.





                              Seller:


                                /S/ DR. LEE
                             -------------------------
                                    Dr. Lee

            .       1

01/02/2001

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first set forth above.





                              Seller:


                                /S/ PAUL K. CHANG
                              -------------------------
                                    Paul K. Chang

                                SCHEDULE I
                          AccessTel Shareholders

Total Shares to be issued at Closing 22,418,980 (36,100,540 less 13,681,560 reserved for issuance under the stock option plan)

NAME                                   SHARES
AccessTel EOP Dr. Lee Non Vested      3,000,000
AccessTel EOP Reserve                 4,042,300
Barbara Bockler                          40,000
Blizzard Trust                        2,000,000
Bruce A. Perlmutter                      54,000
Don & Lisa Abramson                      20,000
Dr. Martin & Dr. Elsie Bockler           40,000
Dr. W.C. Lee                            500,000
Glenn Myles                              13,412
Golden Dragon Trust                   2,000,000
Ignatius J. and Vita Seminara            13,416
IMC Advisors Inc.                       880,000
Jack & Evelyn Bockler                    40,000
Jay Ausin                               100,000
Jay Austin Non Vested                   600,000
John L. Milling                       1,600,000
John P. Falkoski                         20,000
Lawrence Liang                        2,000,000
Lawrence Liang EOP Non-Vested         2,400,000
Lawrence Liang EOP Vested               800,000
Martin Christen                         250,000
Milling Escrow FBO A. Nastasi             4,000
Oran Chan                               800,000
Oran Chan EOP Non Vested              2,400,000
Paul K. Chang                           200,000
Richard G. and Linda Krants              13,412
Rockwell Properties                   1,000,000
Sharon Chen EOP Non Vested              800,000
Stan Taylor                             160,000
Stephanie & Michael Halamar              40,000
Steve Austin                             20,000
Steven Greenburg                         50,000
Stuart Bockler                        2,000,000
Stuart Bockler EOP  Vested              800,000
Stuart Bockler EOP Non Vested         2,400,000
Telecom Marketing                       900,000
Terry Chow                              120,000
Tranquil Ocean Trust                    500,000
Vincent S. Albanese                     180,000
Wen Chaung Ko                           100,000
Yaxian (Arthur) Zheng                   800,000
Yaxian (Arthur) Zheng EOP Non Vested  2,400,000

                                SCHEDULE II
                      Shares to be Issued at Closing

NAME AND ADDRESS

                                      NUMBER OF SHARES
Global Guarantee Corporation                 1,574,000
15760 Ventura Boulevard
Suite 1020
Encino, California 91436

Gerard Conca
81 Lakebridge Drive                            500,000
Kingspark, NY 11754                              8,690

Michelle Miller
11 Spartan Place                               500,000
Dix Hills, NY 11756                              3,050

Jerome B. Armstrong
P.O. Box 975                                    25,000
Seaside, OR 97138

Clark Carter
6630 Commerce Pkwy                              25,000
Woodstock, GA

Paul Corson
459 Ashbourne Rd.                              500,000
Elkins Park, PA 19027

Rob Highstreet
4210 N.W. 2{nd} Ter.                           100,000
Boca Raton, FL 33431

James Taraborrelli
1002 Lamb Road                                  25,000
Secane, PA 19018
Robert Vanhoose
                                               300,000
Peter W. Doerken
18835 Olympic Blvd. SAC 975                    200,000
Los Angeles, CA 90064
     TOTAL
                                             -----------
                                             3,760,740

                               SCHEDULE 2.1
                               Subsidiaries


The  Company  has  one  (1) wholly owned subsidiary; CCM Computer
Accessories, Inc., a New York Corporation.

                               SCHEDULE 2.4
                           Financial Statements

Provided to the Company on August 29. 2000.

                               SCHEDULE 2.7
               Company Agreements and Financial Obligations

COMPANY AGREEMENTS

The Company is party to the following agreements:

   1. Agreement dated as of April 3, 2000 relating to the conversion of OSCM shares to common stock of the Company
   2. Asset Purchase Agreement dated as of October 26, 1999 relating to the asset purchase of the OSCM assets.
   3.   Agreement  dated  as  of  May  12,  2000  relating   to   the  Debt
        Restructuring
   4.   Debt for Equity Proposal dated as of June 27, 2000
   5. Fidelity Leasing dated as of January 2000 for Saving Digital Copier (Lease assumed by Metro Group)
   6. Granite Financial dated as of September 1999 for certain computer equipment
   7. United Capital Leasing dated as of October 1999 for NEC Telephone (Lease assumed by Metro Group)


FINANCIAL OBLIGATIONS

The Company has financial obligations totaling $2,099,945.93. The Company has made arrangements with certain of its creditors pursuant to which $1,284,867.11 shall be converted into equity of the Company with the remaining $815,078.82 to be settled at Closing.

MERCHANT ACCOUNTS

American Express               $31,498.93
National Bank of the Redwoods  $71,034.44
Summit Bank                    $78,180.00
Card Service International     $70,602.15
Discover                       $18,661.44
      TOTAL                    $269,976.96

   ACCOUNTS PAYABLE

                                  Amount Owed  Settled   Settled   Settled
                                                100%       20%    For Other
                                                                   Amount
ADP                                 4,331.37   4,331.37
Advanta Corp. Card                  2,513.56   2,513.56
Aetna                               6,965.20   6,965.20
ATT Long Distance                   6,592.41   6,592.41
ATT Wireless                          266.23     266.23
    BA Pargh                          936.13              187.23
BDO Seidman                        81,390.00  81,390.00
      BNS                           1,890.00              378.00
Budget                                767.96     767.96
Candle Business                     1,012.66   1,012.66
Cusip Service Bureau                  136.00     136.00
Daisytek                            1,351.69   1,351.69
Datacomm                            5,608.65   5,608.65
Depository Trust                    1,920.00   1,920.00
     DMGT                           2,664.00              532.80
Federal Express                     2,977.06   2,977.06
First Bankcard Ctr Jerry Bu         3,979.41   3,979.41
First Bankcard Ctr Mikki Bu         3,488.35   3,488.35
Global Computer Supplies               62.40      62.40
     Grafix                           919.00
GTE                                   458.97     458.97
Hartford                            9,509.00   9,509.00
InstaCheck                          2,382.00   2,382.00
Keydata                              1799.50              359.90
Konica                             29,812.97                     $22,375.80
Labor Ready                         1,668.00   4,123.62   333.60
LIPA                                4,123.62
     Lloyd Staffing                 2,094.00              418.80
Loeb & Loeb                       240,000.00 240,000.00
Merrill Corp. (CCM)                 3,228.82   3,228.82
Merill Corp. (Shopss)               4,256.81   4,256.81
MicroConnections                    1,900.00   1,900.00
Mobil Oil                             577.64     577.64
Nellon Chu, Esq.                    8,000.00   8,000.00
      Newsday                       8,302.80            1,660.56
Piping Rock                           348.66     348.66
Qwest                               6,073.50   6,073.50
Radin Glass                        11,000.00  11,000.00
Silver Star                           621.18     621.18
Skytel                                227.08     227.08
Staples                             3,696.65                         739.33
Tech Data                          10,151.57  10,151.57
Techworks                          38,798.00                       7,758.60
Uline                               1,502.47                         300.49
Unique Sanitation                   2,274.03   2,274.03
UPS                                 3,402.70   3,402.70
Value Business                      1,777.91                         355.58
Verizon (0505 076)                  1,482.89   1,482.89
Verizon (1577-278)                  3,149.98   3,149.98
Verizon Wireless                      481.78     481.78
Wrap `N' Pack                       3,358.50   3,358.50
      TOTAL                      $454,308.37          $        $ $31,529.80
                                             404,221.97 3,870.09

PAYROLL

     The Company owes each of Gerard Conca and Michelle Miller three (3) months salary ($42,000){1*} for services rendered to the Company in May, June and July of 2000.

LOANS

  NAME      TOTAL               AMOUNT PAYABLE IN CASH               TOTAL
           AMOUNT                                                   NUMBER
         OUTSTANDING                                                  OF
                                                                   SHARES{2**}
Gerard       $34,761                                       $17,380    8,690
Conca
Michelle     $12,200                                        $6,100    3,050
Miller
Margaret     $40,000                                       $40,000        -
Stettner
     TOTAL   $86,961                                       $63,480   11,740


> The Company has entered into an agreement with each of the following creditors to convert amounts set forth below into Preferred Stock of the Company. The conversion will take place after the Closing pursuant to the terms and conditions set forth in a letter agreement, dated July 27, 2000, by and between the Company and each of the creditors set forth below.


**FOOTNOTES**


     {1*} $84,000/12 = $7,000 x 3 = $21,000 x 2 = $42,000

     {2**} Mr. Conca and Ms. Miller have each agreed to accept half of the amount owed to them in common shares of the Company at $2.00 per share.


        NAME      AMOUNT OWED
American Digi
                  $48,265.00
Bek-Tronics
                  $170,651.00
Continental
                  $195,558.90
Derek
                  $73,030.00
Int'l Logistics
                  $7,718.44
Panalpina
                  $49,210.29
Phase II Media
                  $121,000.00
Winn Labs
                  $161,873.00
Nexus (NSI Media)
                  $65,050.00
      TOTAL
                  $891,267.00


The  Company  has the following obligations represented by demand notes payable Global Guarantee Corporation. Global Guarantee has agreed to accept common shares as payment for the demand notes. The conversion price is $.25 per share. Total number of shares issuable to Global Guarantee at closing: 1,574,400.

April 11, 2000     $56,600
March 1, 2000      $25,000
February 28, 2000  $22,000
February 14, 2000  $50,000
February 14, 2000  $50,000
February 10, 2000  $150,000
November 1, 1999   $35,000
June 23, 2000       5,000
                   --------
      TOTAL        $393,600

                               SCHEDULE 2.8
                             Personal Property

None.

                               SCHEDULE 2.9
                               Real Property
None.

                               SCHEDULE 2.12
                                Litigation

The  Company  and/or  its  wholly  owned  subsidiary CCM Computer
Accessories, Inc. have been named as defendants in the following pending/threatened litigation matters:

          Demand Letter dated August 28, 2000
          Plaintiff:  Cardservice International
          Estimated Exposure:  70,602.15

          Filed:  July 14, 2000
          Court:  District  Court  of the County of  Nasau  First
          District
          Plaintiff: Data Comm For Business, Inc.
          Index No. 11987/2000
          Estimated Exposure: $5,000

          Filed:  June 19, 2000
          Court:  Supreme Court of the State of New York
          Plaintiff:  LKG&S, Inc.
          Index No. 00-14816
          Estimated Exposure:  $121,000

          Filed: December 1999
          Court:  U.S. District Court  Eastern  District  of  New
          York
          Plaintiff:  Integrated  Technology  & Development, Inc.
          and Israel Letzter.
          Estimated Exposure:  None.
          Summary: Integrated Technology & Development, Inc. and Mr. Israel Letzter filed a claim in the U.S. District Court Eastern District of New York (the "Court"), alleging breach of fiduciary duty, fraudulent securities filings and securities fraud in connection with the sale by OSCM of CCM to AMCI International.

          In an opinion filed on May 24, 2000 the Court characterized the plaintiffs' claims generally as securities fraud under section 10(b) of the Securities Exchange Act of 1934 and discussed them collectively when it dismissed all claims of securities and fraud for failure to allege all elements of the crime. As noted above, this action was brought in federal court. Jurisdiction of the Court was based on the alleged federal question. Since the dismissed claim of securities fraud was the lynchpin for federal question jurisdiction the complaint should have been dismissed, but for plaintiffs' right to amend the complaint as a matter of right pursuant to the Federal Rules of Civil Procedure. After receipt of the Judge's Order, the Company served an answer which foreclosed the plaintiffs' right to amend the complaint as of right and the plaintiffs have never filed a motion for leave to amend the complaint. While the case has not yet been formerly dismissed, the Plaintiffs have instructed their counsel to drop the matter.







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
                               SCHEDULE 2.16
                          Affiliate Transactions

None.

                               Schedule 2.20
                           Permits and Licenses

None.